UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

WMI LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54922

DELAWARE	45-6794330
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

800 FIFTH AVENUE, SUITE 4100

SEATTLE, WASHINGTON 98104

(Address of principal executive offices, including zip code)

(206) 922-2956

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

As previously disclosed, on November 14, 2019, WMI Liquidating Trust (the “Trust”) as successor to Washington Mutual, Inc. and WMI Investment Corp. (collectively, the “Debtors”) filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) an application for the entry of an order (the “Order”) authorizing, among other things, (a) the closing the Debtors’ chapter 11 cases, (b) a post-closing mechanism with respect to undelivered and uncashed distributions, and (c) following a final distribution to holders of Class 18 Allowed Claims, (i) the wind-up and dissolution of the Trust, including the making of one or more charitable contributions of remaining Liquidating Trust Assets, and (ii) the termination of Kurtzman Carson Consultants LLC as Claims Agent.

On December 19, 2019, the Bankruptcy Court entered the Order, a copy of which is attached hereto as Exhibit 99.1.

In connection with the foregoing, the Trust expects to initiate a final distribution to holders of Class 18 Allowed Claims in the amount of approximately $35-$40 million (the “Final Distribution”). In addition, the Trust expects to initiate a final distribution of all shares of common stock of Mr. Cooper Group Inc. currently on deposit in the Disputed Equity Escrow established by the Debtors’ Plan of Reorganization. After giving effect to the Final Distribution, since the effective date of the Debtors’ Plan of Reorganization, aggregate distributions from the Debtors’ estates will have totaled approximately $7.7 billion. In addition, as authorized by the Bankruptcy Court, following the Final Distribution, current members of the Trust’s management will initiate the winding-up and dissolution of the Trust in accordance with Delaware law.

Contemporaneously with the Final Distribution, the Trust intends to file a Form 15 with the SEC reflecting the termination and/or suspension, as appropriate, of its disclosure obligations under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”).

On December 19, 2019, the Trust issued a press release announcing the entry of the Order and the Trust’s intention to initiate the Final Distribution on or about January 10, 2020. The press release (as corrected on December 23, 2019, to fix a typographical error) is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Exhibit(s) hereto may contain certain estimates, statements of belief and assumptions that may be deemed to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and/or covered by the “Bespeaks Caution” doctrine applied by the courts under the antifraud provisions of the federal securities laws. Such forward-looking statements are based on current plans, expectations, estimates and beliefs about the value of the assets of the Trust. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-

looking statements. These statements are not guarantees of future payments to holders of beneficial interests in the Trust and are subject to risks and uncertainties that are difficult to predict.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

EX-99.1	Order of WMI Liquidating Trust entered on December 19, 2019 in the United States Bankruptcy Court for the District of Delaware.

EX-99.2	Press Release of WMI Liquidating Trust, dated December 19, 2019 (as corrected).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: December 19, 2019	By:	/s/ Chad Smith
Chad Smith Executive Vice President and General Counsel